                                                                      EXHIBIT 10


               Consent of Independent Certified Public Accountants

The Board of Directors
The Travelers Life and Annuity Company

We consent to the use of our report included herein and to the reference to our firm as experts under the heading "Independent Accountants."

                                          KPMG Peat Marwick LLP

Hartford, Connecticut
November 6, 1998